SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934





Date of report:   June 1, 1999
         (Date of earliest event reported)




                       HANNAFORD BROS. CO.
      (Exact name of registrant as specified in its charter)




            Maine                  1-7603         01-0085930
(State or other jurisdiction of  (Commission   (I.R.S. Employer
 incorporation or organization)   File No.)   Identification No.)




        145 Pleasant Hill Road, Scarborough, Maine 04074 (Address of principal executive offices) (Zip code)




Registrant's telephone number:  (207) 883-2911





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Item 5.  Other Events.

     AMENDMENT OF BYLAWS. The Board of Directors of Hannaford Bros. Co. (the "Company") has amended the Bylaws of the Company, effective as of June 1, 1999. Among other changes, the amended Bylaws set forth new procedures governing director nominations and other proposals by shareholders at annual meetings. Under the amended Bylaws, a shareholder who wishes to propose a matter for action by the shareholders at any annual meeting ("proponent") must give the Board of Directors proper and timely notice that satisfies the following conditions:

       (1) The notice must set forth in writing (i) the name and address of the proponent, (ii) a representation that the proponent is a shareholder of record of the Company, (iii) a fair description of the proposal or, if the proposal relates to the nomination of one or more candidates for election as Directors, the name, address, and business background of each such candidate, (iv) any significant personal or pecuniary interest (whether direct or indirect) of the proponent in such matter or, if the proposal relates to the nomination of one or more candidates for election as Directors, any arrangement or relationship between the proponent and each such candidate, and (v) such other information regarding the proponent and the proposal as the proxy rules of the Securities and Exchange Commission would require in a proxy statement for a contested solicitation of proxies.

       (2) The notice must be addressed to the attention of the Secretary of the Company and received at the Company's principal executive office not fewer than 90 days nor more than 135 days before the date (the "anniversary date") that falls one year after the immediately preceding annual meeting of shareholders; except that if the annual meeting is held more than 30 days before or after the anniversary date, then notice shall be deemed to be timely if received at the Company's principal office not later than 10 days after the Company first announces publicly the intended date of the meeting, through a press release, Securities and Exchange Commission filing, or otherwise.

Upon receipt of such notice, the Secretary shall forward a copy thereof to the Board, which may consider whether to endorse the proposal or, as the case may be, the proposed candidate(s). If the proposal is otherwise a proper matter for shareholder action, a proponent who has satisfied the foregoing notice requirements shall thereafter be entitled at the next annual meeting to introduce the proposal or, as the case may be, place in nomination the candidate(s) so described, regardless of whether the Board has chosen to endorse the proposal or candidate(s).

The foregoing description is qualified in its entirety by reference to the amended Bylaws, a copy of which is filed as an exhibit to this report.


     SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING. Under Securities and Exchange Commission Rule 14a-8, shareholders may submit proposals for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders. Any such proposals must be in proper written form, addressed to the attention of the Secretary of the Company, and received at the Company's principal executive office no later than December 7, 1999.

Shareholders may also raise for consideration at the 2000 Annual Meeting director nominations or other proposals for which inclusion in the Company's proxy materials is not being sought. Under the Bylaws, as amended, notice of the nomination or other proposal must be received at the Company's principal executive offices, in proper written form and addressed to the Secretary, no earlier than January 5, 2000 nor later than February 19, 2000. Under SEC Rule 14a-4(c), if a proponent fails to provide adequate written notice of a proposal by February 19, 2000, proxyholders named in the Company's proxy may exercise discretionary voting authority on any such proposal.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          3.2   Bylaws, as amended effective June 1, 1999



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   HANNAFORD BROS. CO.

Date: June 17, 1999                 By: /s/ Charles H. Crockett
                                       Assistant Secretary



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                   HANNAFORD BROS. CO.

                     EXHIBIT INDEX


Exhibit
Number     Description

3.2        Bylaws, as amended effective June 1, 1999